UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 29, 2004

                             Zoom Technologies, Inc.
       ------------------------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
       ------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                0-18672                                   51-0448969
                -------                            ----------------------
           (Commission File Number)         (I.R.S. Employer Identification No.)

            207 South Street, Boston, MA                       02111
      ----------------------------------------            ---------------
      (Address of Principal Executive Offices)               (Zip Code)

                              (617) 423-1072
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)

       (Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.
       (c) Exhibits.

Exhibit Number       Description
--------------       -----------
    99.1             Press release dated July 29, 2004 of Zoom Technologies,
                     Inc. (the "Company") announcing its financial results for the Second quarter ended June 30, 2004.

Item 12.  Results of operations and financial condition.

     On July 29, 2004, the Company issued a press release announcing its financial results for the Second quarter ended June 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

     Limitation on Incorporation by Reference. The information furnished in this
Item 12 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2004            ZOOM TECHNOLOGIES, INC.



                                    By:    /s/ Robert A. Crist
                                        --------------------------
                                            Robert A. Crist, Chief
                                            Financial Officer

                                  EXHIBIT INDEX

Exhibit Number       Description
--------------       -----------
    99.1             Press release dated July 29, 2004 of Zoom Technologies,
                     Inc. (the "Company") announcing its financial results for the Second quarter ended June 30, 2004.

                                  EXHIBIT 99.1

        Zoom Technologies Reports Results for the Second Quarter of 2004
        ----------------------------------------------------------------

     Boston, MA, July 29, 2004 -Zoom Technologies, Inc. (NASDAQ: ZOOM), a leading manufacturer of modems and other data communication products, today reported net sales of $8.1 million for the second quarter of 2004, up 7.4% from $7.5 million for the second quarter of 2003. Zoom's ADSL modem sales continued to grow, offsetting the decline in dial-up modem sales.

     Zoom reported a net loss of $580 thousand or $.07 per diluted share for its second quarter ending June 30, 2004, which included $250 thousand of expenses related to Zoom's unsuccessful attempt to acquire a company. Even with these acquisition-related expenses, Zoom's net loss of $580 thousand was an improvement over Zoom's net loss of $991 thousand or $.13 per diluted share in the second quarter of 2003. The improvement was due primarily to improved gross profit.

     Gross profit was $2.3 million or 27.8% of net sales in the second quarter of 2004, up from $1.8 million or 23.3% of net sales in the second quarter of 2003. The improved gross profit dollars and percentage were primarily due to lower selling price dilution as Zoom reduced its dial-up modem rebates.

     Operating expenses were $2.9 million or 35.8% of net sales in the second quarter of 2004 compared to $2.8 million or 37.3% of net sales in the second quarter of 2003. The increase in operating expenses was primarily due to $250 thousand of acquisition-related expenses, which were partially offset by reduced depreciation, retail marketing costs, sales commissions, and personnel expenses.

     Net sales for the first six months of 2004 were 5.4% above those for the first half of 2003. The net loss for the first six months of 2004 was $1.1 million, or $.14 per share, compared to a net loss of $1.8 million, or $.23 per share, for the first six months of 2003.

     Zoom's cash balance on June 30, 2004 was $10.6 million, up from $9.9 million on December 31, 2003. During the quarter the exercise of stock options by Zoom employees added $1.0 million to Zoom's cash balance. On June 30, 2004 Zoom's current ratio was 6.1.

     "We are encouraged by our success in ADSL," said Frank Manning, Zoom's President and CEO. "This was our eleventh consecutive quarter of ADSL modem revenue growth, and ADSL's share of our net sales reached 36%. Later this year Zoom plans to begin shipping a new generation of ADSL modems with the ADSL2+ standard, delivering much higher speeds, extended reach, and improved network management functions. Soon we will also be shipping our first VoIP "voice over the Internet" products. We believe that Zoom has unique advantages in VoIP due to a number of factors, including proprietary hardware that embodies our knowledge of telephony and broadband modems, our recently announced Global Village VoIP service integrated with our hardware, and multi-country distribution and support. We believe that VoIP will be very successful in countries outside the US, where phone rates are generally high, and that Zoom is well-positioned for success in these countries and in the US. We will discuss our VoIP and ADSL plans in more detail during our conference call later today."

     Zoom's conference call will begin Thursday, July 29th at 11:00 a.m. Eastern Time. Anyone may access the conference call by dialing (800) 838-4403 for calls made within the United States or dialing (973) 317-5319 for calls outside the United States. The call will also be simulcast to stock analysts and other interested parties on Zoom's website (www.zoom.com/Q2) and other financial and investor-oriented websites via the CCBN / StreetEvents network. Shortly after the conference call, a recorded broadcast will be available on Zoom's website. For additional information, please contact Investor Relations, Zoom Technologies, 207 South Street, Boston, MA 02111, telephone (617) 423-1072, email investor@zoom.com, or visit Zoom's website at www.zoom.com.

                                      ---

This release contains forward-looking information relating to Zoom's plans, expectations and intentions, including statements relating to Zoom's plans to introduce new VoIP, ADSL, and Global Village products, and the characteristics, advantages and potential success of such products and services. Actual results may be materially different from those expectations as a result of known and unknown risks, including Zoom's potential future results; Zoom's ability to obtain additional financing for working capital and other purposes; Zoom's prospects in the dial-up modem market, which has the potential for reduced sales, lower margins, and less favorable selling terms; the uncertainty of market growth of VoIP and of cable and ADSL modem markets, and the uncertainty of Zoom's ability to more successfully penetrate those markets, which have been challenging markets with significant barriers to entry; Zoom's reliance on a relatively limited number of customers for sale of its DSL modems; Zoom's ability to effectively manage its inventory; uncertainty of new product development and introduction, including budget overruns, project delays and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, and other delays in shipments of products; Zoom's dependence on one or a limited number of suppliers for certain key components; rapid technological change; Zoom's increasing reliance on international sales; competition; and other risks set forth in Zoom's filings with the Securities and Exchange Commission. Zoom cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Zoom expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Zoom's expectations or any change in events, conditions or circumstance on which any such


                             ZOOM TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                                  In thousands
                                   (Unaudited)

                                                     Jun 30,            Dec 31,
                                                      2004               2003
--------------------------------------------------------------------------------

Assets

Current assets:

        Cash                                          $10,553           $ 9,904
        Accounts receivable, net                        3,314             3,945
        Inventories, net                                5,106             4,771
        Prepaid expenses and other                        422               435
--------------------------------------------------------------------------------

               Total current assets                    19,395            19,055

Property and equipment, net                             2,763             2,919

--------------------------------------------------------------------------------
               Total assets                           $22,158           $21,974
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

        Accounts payable                              $ 1,649           $ 2,172
        Accrued expenses                                1,305             1,012
        Current portion of long-term debt                 229               224
--------------------------------------------------------------------------------
               Total current liabilities                3,183             3,408

        Long-term debt                                  4,982             5,096
--------------------------------------------------------------------------------
               Total liabilities                        8,165             8,504
--------------------------------------------------------------------------------
Stockholders' equity:

        Common stock and additional paid-in capital    30,145            28,581
        Treasury stock                                     (7)               (7)
        Accumulated other comprehensive
         income (loss)                                    430               334
        Retained earnings (deficit)                   (16,575)          (15,438)
--------------------------------------------------------------------------------
               Total stockholders' equity              13,993            13,470
--------------------------------------------------------------------------------
               Total liabilities &
               Stockholders' equity                   $22,158           $21,974
--------------------------------------------------------------------------------

                                  ZOOM TECHNOLOGIES, INC.
                          Consolidated Statements of Operations
                            In thousands,except per share data
                                       (Unaudited)

                                                   Three Months Ending       Six Months Ending
                                                 ----------------------     -------------------
                                                 6/30/04       6/30/03       6/30/04    6/30/03
-----------------------------------------------------------------------------------------------
Net sales                                         $8,091       $ 7,537       $15,883    $15,075
Cost of goods sold                                 5,841         5,777        11,321     11,170
-----------------------------------------------------------------------------------------------

    Gross profit                                   2,250         1,760         4,562      3,905

Operating expenses:
    Selling                                        1,171         1,227         2,397      2,589
    General and administrative                     1,063           843         2,017      1,801
    Research and development                         666           743         1,343      1,495
-----------------------------------------------------------------------------------------------
    Total operating expenses                       2,900         2,813         5,757      5,885
-----------------------------------------------------------------------------------------------
    Operating profit (loss)                         (650)       (1,053)       (1,195)    (1,980)

Other income (expense), net                           70            62            58        149
------------------------------------------------------------------------------------------------
    Income(loss) before income taxes                (580)         (991)       (1,137)    (1,831)

Income tax expense(benefit)                           -              -           -          -
------------------------------------------------------------------------------------------------
    Net income (loss)                             $ (580)      $  (991)     $ (1,137)   $(1,831)
------------------------------------------------------------------------------------------------

Basic earnings (loss) per share:

    Earnings (loss) per share                     $(0.07)       $ (0.13)    $  (0.14)   $ (0.23)

Diluted earnings (loss) per share:

    Earnings (loss) per share                     $(0.07)       $ (0.13)    $  (0.14)   $ (0.23)
------------------------------------------------------------------------------------------------
Weighted average number of shares
outstanding:

        Basic                                      8,466          7,852        8,333      7,853
        Diluted                                    8,466          7,852        8,333      7,853
------------------------------------------------------------------------------------------------